Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated effective as of March 23, 2018, is among COMSTOCK RESOURCES, INC. (the “Borrower”), the financial institutions party hereto as lenders, and BANK OF MONTREAL, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

PRELIMINARY STATEMENT

A.The Borrower, the Administrative Agent, the Lenders and certain other parties have entered into that certain Credit Agreement dated as of March 4, 2015 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).

B.The Borrower has informed the Administrative Agent and the Lenders that the principal amount of the Indebtedness outstanding under the 2011 Senior Notes and the 2019 Second Lien Indenture Notes, which are each scheduled to become due on April 2, 2019, will become current liabilities on April 2, 2018.  The Borrower has requested that the Administrative Agent and the Lenders amend Section 7.13(a) of the Credit Agreement to exclude the principal amount of the Indebtedness outstanding under the 2011 Senior Notes and the 2019 Second Lien Indenture Notes from current liabilities.

C.Subject to the terms and conditions of this Amendment, the Administrative Agent and the Lenders have entered into this Amendment in order to effectuate such amendments and modifications to the Credit Agreement, as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties agree as follows:

Section 1.Definitions.  Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement.

Section 2.Amendments to the Credit Agreement.  Effective as of the Amendment Effective Date, Section 7.13(a) of the Credit Agreement is hereby amended and restated to read as follows:

“(a)Current Ratio.  The Borrower will not permit, at any time, the ratio of (i) consolidated current assets of the Borrower and the Restricted Subsidiaries (including the unused amount of the Aggregate Commitments, but excluding non-cash assets under ASC Topic 815, formerly FAS 133) to (ii) consolidated current liabilities of the Borrower and the Restricted Subsidiaries (excluding (A) non-cash obligations under ASC Topic 815, formerly FAS 133, that may be classified as current liabilities and current maturities under this Agreement, and (B) the principal amount of the Indebtedness outstanding under the 2011 Senior

Notes and the 2019 Second Lien Indenture Notes) to be less than 1.0 to 1.0”.

Section 3.Ratification.  The Borrower hereby ratifies and confirms all of the Obligations under the Credit Agreement (as amended hereby) and the other Loan Documents, and, in particular, affirms that the terms of the Security Documents secure, and will continue to secure, all Obligations, after giving effect to this Amendment.

Section 4.Effectiveness.  This Amendment shall become effective on the date (the
“Amendment Effective Date”) on which each of the conditions set forth in this Section 4 is satisfied:

(a)The Administrative Agent shall have received duly executed counterparts of this Amendment from the Borrower, the Administrative Agent and Lenders comprising at least the Majority Lenders; and

(b)The Borrower shall have confirmed and acknowledged to the Administrative Agent and the Lenders, and by its execution and delivery of this Amendment, the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower and each other Loan Party; (ii) the Credit Agreement (as amended hereby) and each other Loan Document constitute valid and legally binding agreements enforceable against the Borrower and each other Loan Party that is a party thereto in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; (iii) the representations and warranties by the Borrower and the other Loan Parties contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof; and (iv) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents.

Section 5.Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 6.Miscellaneous.  (a) On and after the effectiveness of this Amendment, each reference in each Loan Document to “this Amendment”, “this Note”, “this Mortgage”, “hereunder”, “hereof” or words of like import, referring to such Loan Document, and each reference in each other Loan Document to “the Credit Agreement”, “the Notes”, “the Mortgages”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, the Notes, or the Mortgage or any of them, shall mean and be a reference to such Loan Document, the Credit Agreement, the Notes, the Mortgage or any of them, as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents and except as otherwise modified by the terms hereof, the Credit Agreement, the Guaranty and such other Loan

Documents shall remain in full force and effect; (c) this Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7.Release of Administrative Agent, Issuing Bank and Lenders; Etc.  In consideration of the amendments set forth in this Amendment, the Borrower and the Guarantors hereby release, acquit, forever discharge, and covenant not to sue, the Administrative Agent, the Issuing Bank and each Lender, along with all of their beneficiaries, officers, directors, shareholders, agents, employees, servants, attorneys and representatives, as well as their respective heirs, executors, legal representatives, administrators, predecessors in interest, successors and assigns (each individually, a “Released Party” and collectively, the “Released Parties”) from any and all claims, demands, debts, liabilities, contracts, agreements, obligations, accounts, defenses, suits, offsets against the indebtedness evidenced by the Loan Documents, actions, causes of action or claims for damages or relief of whatever kind or nature, whether equitable or monetary, whether known or unknown, suspected or unsuspected by the Borrower which the Borrower, any Guarantor or any Subsidiary of any of them, has, had or may have against any Released Party, for or by reason of any matter, cause or thing whatsoever occurring on or at any time prior to the date of this Amendment, including, without limitation, any matter that relates to, in whole or in part, directly or indirectly (a) the Credit Agreement, any promissory note, any Security Document, any other Loan Document or the transactions evidenced thereby, including, without limitation, any disbursements under the Credit Agreement, any promissory notes, the negotiation of any of the Credit Agreement, the promissory notes, the Mortgages or the other Loan Documents, the terms thereof, or the approval, administration or servicing thereof; or (b) any notice of default, event of default in reference to any Loan Document or any other matter pertaining to the collection or enforcement by any Released Party of the indebtedness evidenced by any Loan Document or any right or remedy under any Loan Document; or (c) any purported oral agreements or understandings by and between any Released Party and the Borrower or any Guarantor in reference to any Loan Document.

Section 8.Final Agreement.  THE CREDIT AGREEMENT, THE GUARANTY, AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Fourth Amendment to Credit Agreement to be executed by its officer(s) thereunto duly authorized as of the date first above written.

BORROWER:

COMSTOCK RESOURCES, INC.,
a Nevada corporation

By:	/s/ Roland O. Burns
Name:	Roland O. Burns
Title:	President and Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF MONTREAL, as Administrative Agent and Issuing Bank and Lender

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Managing Director

BANK OF AMERICA, N.A., as Lender

By:	/s/ Raza Jafferi
Name:	Raza Jafferi
Title:	Vice President

ACKNOWLEDGMENT BY GUARANTORS

Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain Fourth Amendment to Credit Agreement dated effective as of March 23, 2018 (the “Amendment”) (ii) acknowledges and agrees that its consent is not required for the effectiveness of the Amendment, (iii) ratifies and acknowledges its respective Obligations under each Loan Document to which it is a party and affirms that the terms of its respective Guaranty guarantees, and will continue to guarantee, the Obligations, after giving effect to the Amendment, and (iv) represents and warrants that (a) no Default or Event of Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Loan Documents, and (c) it has reviewed a copy of the Amendment.

COMSTOCK OIL & GAS HOLDINGS, INC.
COMSTOCK OIL & GAS - LOUISIANA, LLC
COMSTOCK OIL & GAS GP, LLC,
By Comstock Resources, Inc., its sole member
COMSTOCK OIL & GAS, LP,
By Comstock Oil & Gas GP, LLC,
its general partner,
By Comstock Resources, Inc., its sole member

By:	/s/ Roland O. Burns
Name:	Roland O. Burns
Title:	President

COMSTOCK OIL & GAS INVESTMENTS, LLC

By:	/s/ Roland O. Burns
Name:	Roland O. Burns
Title:	Manager